Exhibit 99.2

Deutsche Bank

Financial Data Supplement Q4 2024

January 30, 2025

Due to rounding, numbers presented throughout this document may not sum precisely to the totals we provide and percentages may not precisely reflect the absolute figures.

All segment figures reflect the segment composition as of the fourth quarter 2024.

EU carve-out

Results are prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board ("IASB") and endorsed by the European Union ("EU"), including application of portfolio fair value hedge accounting for non-maturing deposits and fixed rate mortgages with pre-payment options (the "EU carve-out"). Fair value hedge accounting under the EU carve-out is employed to minimize the accounting exposure to both positive and negative moves in interest rates in each tenor bucket thereby reducing the volatility of reported revenue from Treasury activities.

For the three-month period ended December 31, 2024, application of the EU carve-out had a negative impact of € 127 million on profit before taxes and of € 60 million on profit. For the same time period in 2023, the application of the EU carve-out had a negative impact of € 1.9 billion on profit before taxes and of € 1.3 billion on profit. For the full-year 2024, application of the EU carve out had a negative impact of € 1.4 billion on profit before taxes and of € 976 million on profit. For the same time period in 2023, the application of the EU carve out had a negative impact of € 2.3 billion on profit before taxes and of € 1.6 billion on profit. The Group's regulatory capital and ratios thereof are also reported on the basis of the EU carve-out version of IAS 39. As of December 31, 2024, the application of the EU carve-out had a negative impact on the CET1 capital ratio of about 68 basis points compared to a negative impact of about 43 basis points as of December 31, 2023. In any given period, the net effect of the EU carve-out can be positive or negative, depending on the fair market value changes in the positions being hedged and the hedging instruments.

To reflect reporting obligations in Germany and the U.S., Deutsche Bank has prepared separate sets of interim financial information (i.e. locally: based on IFRS as endorsed by the EU; U.S.: based on IFRS as issued by the IASB).

This Financial Data Supplement is presented under IFRS as endorsed by the EU. Deutsche Bank is filing its Interim and Annual Reports under IFRS as adopted by the IASB with the U.S. SEC (https://www.db.com/ir/en/sec-filings-for-financial-results.htm).

Summary

	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Group targets														
Post-tax return on average tangible shareholders' equity[1,2,3]	9.4%	8.3%	5.4%	7.3%	8.8%	7.4%	8.7%	(1.0)%	10.2%	0.7%	4.7%	(8.1)ppt	(9.4)ppt	(2.8)ppt
Compound annual growth rate of revenues from 2021[18]	7.1%	6.7%	7.5%	6.9%	6.6%	6.6%	6.0%	5.7%	5.6%	5.8%	5.8%	(0.8)ppt	0.2ppt	(0.8)ppt
Cost/income ratio[1]	74.9%	71.0%	75.6%	72.4%	82.2%	75.1%	68.2%	88.3%	63.2%	86.1%	76.3%	3.9ppt	22.9ppt	1.2ppt
Common Equity Tier 1 capital ratio[1,5]	13.4%	13.6%	13.8%	13.9%	13.7%	13.7%	13.4%	13.5%	13.8%	13.8%	13.8%	0.1ppt	0.0ppt	0.1ppt
Key financial metrics														
Statement of income														
Total net revenues, in €bn	27.2	7.7	7.4	7.1	6.7	28.9	7.8	7.6	7.5	7.2	30.1	8.5%	(3.7)%	4.2%
Provision for credit losses, in €bn	1.2	0.4	0.4	0.2	0.5	1.5	0.4	0.5	0.5	0.4	1.8	(13.8)%	(15.0)%	21.6%
Noninterest expenses, in € bn	20.4	5.5	5.6	5.2	5.5	21.7	5.3	6.7	4.7	6.2	23.0	13.7%	31.1%	5.9%
Nonoperating costs, in € bn[4]	0.5	0.1	0.7	0.2	0.2	1.1	0.3	1.7	(0.3)	0.9	2.6	N/M	N/M	130.9%
Adjusted costs, in €bn[4]	19.9	5.4	4.9	5.0	5.3	20.6	5.0	5.0	5.0	5.3	20.4	(0.5)%	4.5%	(0.9)%
Pre-provision profit, in € bn[19]	6.8	2.2	1.8	2.0	1.2	7.2	2.5	0.9	2.8	1.0	7.1	(15.4)%	(63.6)%	(0.9)%
Profit (loss) before tax, in € bn	5.6	1.9	1.4	1.7	0.7	5.7	2.0	0.4	2.3	0.6	5.3	(16.5)%	(74.2)%	(6.8)%
Profit (loss), in €bn	5.7	1.3	0.9	1.2	1.4	4.9	1.5	0.1	1.7	0.3	3.5	(76.4)%	(79.8)%	(28.5)%
Profit (loss) attributable to Deutsche Bank shareholders, in €bn	5.0	1.2	0.8	1.0	1.3	4.2	1.3	(0.1)	1.5	0.1	2.7	(91.6)%	(92.8)%	(35.9)%
Balance sheet[5]														
Total assets, in €bn	1,337	1,307	1,300	1,338	1,312	1,312	1,331	1,351	1,380	1,387	1,387	6%	1%	6%
Net assets (adjusted), in €bn[1]	1,019	1,019	1,007	1,030	1,029	1,029	1,030	1,053	1,082	1,083	1,083	5%	0%	5%
Loans (gross of allowance for loan losses), in €bn	489	488	482	485	479	479	480	482	477	485	485	1%	2%	1%
Average loans (gross of allowance for loan losses), in € bn	489	488	485	482	480	485	479	480	477	479	479	(0)%	0%	(1)%
Deposits, in € bn	621	592	595	611	622	622	635	641	650	666	666	7%	3%	7%
Allowance for loan losses, in €bn	4.8	5.0	5.1	5.1	5.2	5.2	5.4	5.4	5.5	5.7	5.7	10%	3%	10%
Shareholders' equity, in € bn	62	63	62	64	64	64	66	64	65	66	66	3%	2%	3%
Sustainable finance volume (per quarter/year), in €bn[20]	58	22	17	11	14	64	21	21	30	21	93	48%	(31)%	46%
Resources[5]														
Risk-weighted assets, in € bn	360	360	359	354	350	350	355	356	356	357	357	2%	0%	2%
of which: operational risk RWA, in €bn	58	59	58	59	57	57	57	59	58	58	58	2%	1%	2%
Leverage exposure, in € bn	1,240	1,258	1,236	1,235	1,240	1,240	1,254	1,262	1,284	1,316	1,316	6%	3%	6%
Tangible shareholders' equity (tangible book value), in €bn	56	57	56	57	58	58	59	57	58	59	59	2%	2%	2%
High-quality liquid assets (HQLA), in € bn	219	208	204	210	219	219	222	221	230	226	226	3%	(2)%	3%
Employees (full-time equivalent)	84,930	86,712	87,056	89,260	90,130	90,130	90,323	89,470	90,236	89,753	89,753	(0)%	(1)%	(0)%
Branches	1,536	1,499	1,457	1,443	1,432	1,432	1,421	1,394	1,381	1,307	1,307	(9)%	(5)%	(9)%
Ratios														
Post-tax return on average shareholders' equity[1,3]	8.4%	7.4%	4.9%	6.5%	7.9%	6.7%	7.8%	(0.9)%	9.1%	0.6%	4.2%	(7.3)ppt	(8.4)ppt	(2.5)ppt
Provision for credit losses (bps of average loans)	25.1	30.5	33.0	20.3	40.7	31.1	36.7	39.7	41.4	35.1	38.2	(5.6)bps	(6.4)bps	7.1bps
Operating leverage[21]	12.3%	5.3%	(5.6)%	(1.2)%	(0.0)%	(0.5)%	4.1%	(17.2)%	13.3%	(5.2)%	(1.7)%	(5.2)ppt	(18.5)ppt	(1.4)ppt
Net interest margin	1.4%	1.4%	1.5%	1.4%	1.3%	1.4%	1.3%	1.2%	1.3%	1.4%	1.3%	0.1ppt	0.1ppt	(0.1)ppt
Loan-to-deposit ratio	78.6%	82.4%	81.3%	79.3%	77.0%	77.0%	75.7%	75.2%	73.3%	72.7%	72.7%	(4.3)ppt	(0.6)ppt	(4.3)ppt
Leverage ratio[1]	4.6%	4.6%	4.7%	4.7%	4.5%	4.5%	4.5%	4.6%	4.6%	4.6%	4.6%	0.1ppt	0.0ppt	0.1ppt
Liquidity coverage ratio	142%	143%	137%	132%	140%	140%	136%	136%	135%	131%	131%	(9)ppt	(4)ppt	(9)ppt
Share-related information														
Basic earnings per share[7]	€ 2.42	€ 0.63	€ 0.19	€ 0.57	€ 0.69	€ 2.07	€ 0.71	€ (0.28)	€ 0.82	€ 0.15	€ 1.40	N/M	N/M	(32)%
Diluted earnings per share[1,7]	€ 2.37	€ 0.61	€ 0.19	€ 0.56	€ 0.67	€ 2.03	€ 0.69	€ (0.28)	€ 0.81	€ 0.15	€ 1.37	N/M	N/M	(33)%
Book value per basic share outstanding[1]	€ 29.74	€ 30.33	€ 30.02	€ 30.94	€ 31.64	€ 31.64	€ 32.59	€ 32.07	€ 32.73	€ 33.41	€ 33.41	6%	2%	6%
Tangible book value per basic share outstanding[1]	€ 26.70	€ 27.28	€ 26.96	€ 27.74	€ 28.41	€ 28.41	€ 29.26	€ 28.65	€ 29.34	€ 29.90	€ 29.90	5%	2%	5%
Dividend per share (with respect to previous financial year)	€ 0.20	-	€ 0.30	-	-	€ 0.30	-	€ 0.45	-	-	€ 0.45	N/M	N/M	N/M

For footnotes please refer to page 27.

Consolidated statement of income

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Interest and similar income	24,299	9,710	10,659	11,426	12,279	44,074	12,611	12,651	12,362	11,734	49,358	(4)%	(5)%	12%
Interest expense	10,649	6,286	7,048	8,082	9,056	30,472	9,482	9,628	9,108	8,075	36,292	(11)%	(11)%	19%
Net interest income	13,650	3,424	3,610	3,344	3,223	13,602	3,129	3,023	3,255	3,659	13,065	14%	12%	(4)%
Provision for credit losses	1,226	372	401	245	488	1,505	439	476	494	420	1,830	(14)%	(15)%	22%
Net interest income after provision for credit losses	12,425	3,053	3,209	3,099	2,736	12,097	2,690	2,547	2,760	3,238	11,235	18%	17%	(7)%
Commissions and fee income	9,838	2,348	2,321	2,361	2,176	9,206	2,612	2,594	2,468	2,697	10,372	24%	9%	13%
Net gains (losses) on financial assets/liabilities at fair value through P&L	2,999	1,622	1,334	783	1,207	4,947	1,938	1,735	1,450	864	5,987	(28)%	(40)%	21%
Net gains (losses) on financial assets at fair value through OCI	(216)	25	(2)	(12)	(10)	(0)	26	13	(5)	12	48	N/M	N/M	N/M
Net gains (losses) on financial assets at amortized cost	(2)	(2)	(2)	(2)	(90)	(96)	(7)	(0)	5	(9)	(11)	(91)%	N/M	(89)%
Net income (loss) from equity method investments	152	(4)	11	(23)	(22)	(38)	6	(11)	18	(2)	12	(89)%	N/M	N/M
Other income (loss)	789	268	137	681	173	1,259	75	234	307	3	619	(98)%	(99)%	(51)%
Total noninterest income	13,560	4,256	3,798	3,788	3,434	15,277	4,650	4,566	4,247	3,565	17,027	4%	(16)%	11%
Memo: Net revenues	27,210	7,680	7,409	7,132	6,658	28,879	7,779	7,589	7,501	7,224	30,092	8%	(4)%	4%
Compensation and benefits	10,712	2,696	2,812	2,765	2,858	11,131	2,930	3,010	2,884	2,908	11,731	2%	1%	5%
General and administrative expenses	9,728	2,761	2,657	2,399	2,296	10,112	2,375	3,738	1,928	3,204	11,245	40%	66%	11%
Impairment of goodwill and other intangible assets	68	0	0	0	233	233	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	(118)	0	134	(0)	86	220	1	(46)	(68)	109	(5)	27%	N/M	N/M
Noninterest expenses	20,390	5,457	5,602	5,164	5,472	21,695	5,305	6,702	4,744	6,221	22,971	14%	31%	6%
Profit (loss) before tax	5,594	1,852	1,405	1,723	698	5,678	2,036	411	2,262	583	5,291	(17)%	(74)%	(7)%
Income tax expense (benefit)	(64)	531	466	522	(731)	787	585	358	597	246	1,786	N/M	(59)%	127%
Profit (loss)	5,659	1,322	940	1,201	1,429	4,892	1,451	52	1,665	337	3,505	(76)%	(80)%	(28)%
Profit (loss) attributable to noncontrolling interests	134	25	39	24	31	119	29	45	32	33	139	7%	3%	16%
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	5,525	1,296	900	1,176	1,399	4,772	1,422	8	1,633	304	3,366	(78)%	(81)%	(29)%
Performance measures and ratios[1]														
Net interest margin	1.4%	1.4%	1.3%	1.4%	1.3%	1.4%	1.3%	1.2%	1.3%	1.4%	1.3%	0.1ppt	0.1ppt	(0.1)ppt
Average yield on loans	2.9%	4.2%	4.6%	4.9%	5.0%	4.7%	5.0%	5.1%	4.9%	4.8%	4.9%	(0.2)ppt	(0.1)ppt	0.3ppt
Cost/income ratio	74.9%	71.0%	75.6%	72.4%	82.2%	75.1%	68.2%	88.3%	63.2%	86.1%	76.3%	3.9ppt	22.9ppt	1.2ppt
Compensation ratio	39.4%	35.1%	38.0%	38.8%	42.9%	38.5%	37.7%	39.7%	38.4%	40.3%	39.0%	(2.7)ppt	1.8ppt	0.4ppt
Noncompensation ratio	35.6%	35.9%	37.7%	33.6%	39.3%	36.6%	30.5%	48.6%	24.8%	45.9%	37.4%	6.6ppt	21.1ppt	0.8ppt
Adjusted costs	19,916	5,368	4,947	4,965	5,305	20,585	5,048	5,042	5,047	5,276	20,407	(1)%	5%	(1)%
Pre-provision profit[19]	6,820	2,224	1,806	1,968	1,186	7,184	2,475	887	2,757	1,003	7,121	(15)%	(64)%	(1)%

For footnotes please refer to page 27.

Consolidated balance sheet - Assets

(In € m)	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Dec 31, 2024 vs. Dec 31, 2023
Assets										
Cash and central bank balances	178,896	160,777	164,586	169,678	178,416	148,238	148,625	141,031	147,494	(17)%
Interbank balances without central banks	7,195	5,863	6,567	6,209	6,140	8,103	7,333	7,807	6,160	0%
Central bank funds sold and securities purchased under resale agreements	11,478	10,016	11,547	14,135	14,725	18,807	24,937	29,645	40,803	177%
Securities borrowed	(0)	24	104	122	39	43	44	51	44	12%
Trading assets	92,867	110,901	108,465	112,602	125,275	136,599	134,894	153,664	139,772	12%
Positive market values from derivative financial instruments	299,686	246,299	258,731	287,597	251,856	231,186	237,222	243,383	291,754	16%
Non-trading financial assets mandatory at fair value through P&L	89,654	99,854	91,915	88,849	88,047	99,827	104,577	124,393	114,324	30%
Financial assets designated at fair value through P&L	168	167	166	169	75	45	45	45	0	N/M
Total financial assets at fair value through P&L	482,376	457,220	459,278	489,217	465,252	467,657	476,738	521,485	545,849	17%
Financial assets at fair value through OCI	31,675	29,087	29,824	32,820	35,546	38,091	40,076	42,322	42,090	18%
Equity method investments	1,124	1,074	1,023	1,002	1,013	1,027	1,048	997	1,028	1%
Loans at amortized cost	483,700	482,642	477,380	479,713	473,705	474,954	476,741	471,070	478,921	1%
Property and equipment	6,103	6,101	6,010	6,132	6,185	6,254	6,219	6,146	6,193	0%
Goodwill and other intangible assets	7,092	7,088	7,141	7,333	7,327	7,461	7,548	7,470	7,749	6%
Other assets	118,293	138,408	128,377	143,370	114,697	150,736	152,603	142,964	101,207	(12)%
Assets for current tax	1,584	1,594	1,552	1,563	1,513	1,630	1,565	1,503	1,801	19%
Deferred tax assets	7,272	6,883	6,904	6,978	7,773	7,782	7,931	7,600	7,839	1%
Total assets	**1,336,788**	**1,306,777**	**1,300,293**	**1,358,272**	**1,312,331**	**1,330,785**	**1,351,406**	**1,380,092**	**1,387,177**	**6%**

Consolidated balance sheet - Liabilities and total equity

(In € m)	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Dec 31, 2024 vs. Dec 31, 2023
Liabilities and equity										
Deposits	621,456	591,937	593,223	611,305	622,035	634,678	640,910	649,878	666,261	7%
Central bank funds purchased and securities sold under repurchase agreements	573	451	2,331	3,486	3,038	2,804	2,632	2,744	3,740	23%
Securities loaned	13	9	10	21	3	3	4	3	2	(30)%
Trading liabilities	50,616	57,276	54,006	47,572	44,005	44,514	48,370	46,462	43,498	(1)%
Negative market values from derivative financial instruments	282,353	231,823	243,272	271,342	238,260	215,557	223,332	231,626	276,395	16%
Financial liabilities designated at fair value through P&L	54,634	81,048	79,146	84,391	83,727	83,055	92,683	99,664	92,047	10%
Investment contract liabilities	469	479	483	478	484	506	509	505	454	(6)%
Financial liabilities at fair value through P&L	388,072	370,625	376,907	403,783	366,475	343,632	364,893	378,257	412,395	13%
Other short-term borrowings	5,122	4,908	7,081	8,798	9,620	8,126	10,696	8,154	9,895	3%
Other liabilities	113,714	133,387	121,162	136,038	113,036	153,912	142,808	144,098	95,631	(15)%
Provisions	2,449	2,759	2,806	2,733	2,448	2,492	3,812	2,954	3,326	36%
Liabilities for current tax	388	512	587	654	631	691	637	776	720	14%
Deferred tax liabilities	650	621	637	692	546	605	610	584	590	8%
Long-term debt	131,525	127,680	122,323	116,358	119,390	107,661	108,848	115,890	114,899	(4)%
Trust preferred securities	500	508	513	514	289	288	288	287	287	(1)%
Total liabilities	1,264,460	1,233,397	1,227,579	1,284,381	1,237,513	1,254,893	1,276,137	1,303,625	1,307,745	6%
Total shareholders' equity	61,959	63,041	62,440	63,543	64,486	65,505	63,634	64,848	66,276	3%
Additional equity components[8]	8,578	8,540	8,551	8,575	8,569	8,573	10,052	10,066	11,550	35%
Noncontrolling interests	1,791	1,798	1,723	1,774	1,763	1,814	1,583	1,554	1,606	(9)%
Total equity	**72,328**	**73,380**	**72,714**	**73,891**	**74,818**	**75,892**	**75,269**	**76,467**	**79,432**	**6%**
Total liabilities and equity	**1,336,788**	**1,306,777**	**1,300,293**	**1,358,272**	**1,312,331**	**1,330,785**	**1,351,406**	**1,380,092**	**1,387,177**	**6%**

For footnotes please refer to page 27.

Net revenues - Segment view [9]

(In € m)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Corporate Bank														
Corporate Treasury Services	3,827	1,192	1,088	1,061	1,059	4,399	1,071	1,059	1,028	1,064	4,223	1%	3%	(4)%
Institutional Client Services	1,550	444	489	469	492	1,895	462	530	485	479	1,956	(3)%	(1)%	3%
Business Banking	960	337	367	360	361	1,424	346	332	328	320	1,326	(11)%	(2)%	(7)%
Total Corporate Bank	**6,337**	**1,973**	**1,944**	**1,890**	**1,912**	**7,718**	**1,878**	**1,922**	**1,841**	**1,864**	**7,506**	**(2)%**	**1%**	**(3)%**
of which:														
Net interest income	3,628	1,333	1,313	1,212	1,257	5,115	1,288	1,290	1,179	1,204	4,960	(4)%	2%	(3)%
Commissions and fee income	2,356	576	573	586	593	2,328	592	624	611	606	2,434	2%	(1)%	5%
Remaining income	354	64	58	92	61	275	(2)	8	51	55	111	(11)%	6%	(59)%
Investment Bank														
Fixed Income & Currencies	8,861	2,342	2,127	1,914	1,509	7,893	2,518	2,067	2,124	1,901	8,610	26%	(10)%	9%
Origination & Advisory	998	327	291	325	305	1,246	503	585	401	522	2,012	71%	30%	61%
Research and Other	157	22	(58)	33	22	21	26	(54)	(2)	(33)	(64)	N/M	N/M	N/M
Total Investment Bank	**10,016**	**2,691**	**2,361**	**2,271**	**1,837**	**9,160**	**3,047**	**2,599**	**2,523**	**2,390**	**10,558**	**30%**	**(5)%**	**15%**
Private Bank														
Personal Banking	5,005	1,396	1,415	1,372	1,388	5,570	1,334	1,312	1,303	1,355	5,304	(2)%	4%	(5)%
Wealth Management & Private Banking	4,147	1,041	983	970	1,006	4,000	1,043	1,019	1,016	1,004	4,082	(0)%	(1)%	2%
Total Private Bank	**9,152**	**2,437**	**2,398**	**2,341**	**2,394**	**9,571**	**2,376**	**2,331**	**2,319**	**2,359**	**9,386**	**(1)%**	**2%**	**(2)%**
of which:														
Net interest income	5,222	1,531	1,542	1,511	1,572	6,156	1,432	1,441	1,426	1,487	5,786	(5)%	4%	(6)%
Commissions and fee income	3,155	777	724	714	637	2,852	789	731	730	706	2,956	11%	(3)%	4%
Remaining income	775	130	132	117	185	563	156	159	163	167	643	(10)%	3%	14%
Asset Management														
Management fees	2,458	571	580	589	575	2,314	592	613	626	647	2,479	13%	3%	7%
Performance and transaction fees	125	11	57	19	41	128	17	10	12	108	148	164%	N/M	16%
Other	24	7	(17)	(15)	(36)	(59)	8	40	22	(46)	23	30%	N/M	N/M
Total Asset Management	**2,608**	**589**	**620**	**594**	**580**	**2,383**	**617**	**663**	**660**	**709**	**2,649**	**22%**	**7%**	**11%**
Corporate & Other	**(902)**	**(10)**	**86**	**35**	**(64)**	**47**	**(139)**	**74**	**157**	**(99)**	**(6)**	**53%**	**N/M**	**N/M**
Net revenues	**27,210**	**7,680**	**7,409**	**7,132**	**6,658**	**28,879**	**7,779**	**7,589**	**7,501**	**7,224**	**30,092**	**8%**	**(4)%**	**4%**

For footnotes please refer to page 27.

Corporate Bank

(In € m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Corporate Treasury Services	3,827	1,192	1,088	1,061	1,059	4,399	1,071	1,059	1,028	1,064	4,223	1%	3%	(4)%
Institutional Client Services	1,580	444	489	469	492	1,895	462	530	485	479	1,956	(3)%	(1)%	3%
Business Banking	930	337	367	360	361	1,424	346	332	328	320	1,326	(11)%	(2)%	(7)%
Total net revenues	**6,337**	**1,973**	**1,944**	**1,890**	**1,912**	**7,718**	**1,878**	**1,922**	**1,841**	**1,864**	**7,506**	**(2)%**	**1%**	**(3)%**
of which:														
Net interest income	3,628	1,333	1,313	1,212	1,257	5,115	1,288	1,290	1,179	1,204	4,960	(4)%	2%	(3)%
Commissions and fee income	2,356	576	573	586	593	2,328	592	624	611	606	2,434	2%	(1)%	5%
Remaining income	354	64	58	92	61	275	(2)	8	51	55	111	(11)%	6%	(59)%
Provision for credit losses	335	64	117	11	74	266	63	133	126	23	347	(68)%	(81)%	30%
Compensation and benefits	1,416	359	373	381	417	1,530	380	402	397	424	1,603	2%	7%	5%
General and administrative expenses	2,790	761	802	743	816	3,122	831	786	781	1,084	3,481	33%	39%	12%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	(19)	0	(0)	(0)	(4)	(4)	0	(0)	(1)	1	(1)	N/M	N/M	N/M
Noninterest expenses	**4,187**	**1,120**	**1,175**	**1,124**	**1,228**	**4,648**	**1,211**	**1,188**	**1,177**	**1,508**	**5,084**	**23%**	**28%**	**9%**
Noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) before tax	**1,816**	**788**	**651**	**755**	**608**	**2,804**	**604**	**599**	**539**	**333**	**2,075**	**(45)%**	**(38)%**	**(26)%**
Balance sheet and resources														
Employees (front office, full-time equivalent)[5]	7,332	7,402	7,495	7,624	7,682	7,682	7,744	7,790	7,909	7,943	7,943	3%	0%	3%
Employees (business-aligned operations, full-time equivalent)[5]	7,114	7,462	7,640	8,007	7,976	7,976	8,025	7,950	8,042	8,089	8,089	1%	1%	1%
Employees (allocated central infrastructure, full-time equivalent)[5]	8,175	8,623	8,711	9,296	9,781	9,781	9,924	9,910	10,200	10,285	10,285	5%	1%	5%
Total employees (full-time equivalent)[5]	22,621	23,486	23,847	24,928	25,439	25,439	25,692	25,651	26,151	26,317	26,317	3%	1%	3%
Assets[5,10]	257,900	247,941	245,067	254,472	263,903	263,903	264,086	271,037	287,710	279,670	279,670	6%	(3)%	6%
Risk-weighted assets[5]	74,303	73,710	71,045	68,971	68,987	68,987	71,857	74,515	74,312	78,176	78,176	13%	5%	13%
of which: operational risk RWA[5]	5,304	5,301	5,325	5,568	5,568	5,568	8,075	8,773	8,792	10,784	10,784	94%	23%	94%
Leverage exposure[5,6]	320,767	310,233	305,703	299,263	306,809	306,809	306,869	315,267	333,190	339,417	339,417	11%	2%	11%
Deposits[5]	288,660	269,121	271,208	286,467	289,494	289,494	299,815	303,059	309,843	312,593	312,593	8%	1%	8%
Loans (gross of allowance for loan losses)[5]	121,548	121,126	116,376	117,148	116,752	116,752	116,578	116,913	115,124	116,674	116,674	(0)%	1%	(0)%
Average loans (gross of allowance for loan losses)[5,22]	121,548	121,367	117,920	115,745	115,523	117,505	114,791	114,853	114,359	114,620	114,298	(1)%	0%	(3)%
Allowance for loan losses[5]	1,165	1,180	1,192	1,123	1,054	1,054	1,067	1,180	1,312	1,221	1,221	16%	(7)%	16%
Sustainable finance volume (per quarter/year)[20]	13,429	3,478	3,897	3,088	3,082	13,545	5,615	3,644	2,140	5,790	17,190	88%	171%	27%
Performance measures and ratios[1]														
Net interest margin	2.7%	4.1%	4.2%	3.9%	4.1%	4.1%	4.2%	4.1%	3.7%	3.7%	3.9%	(0.4)ppt	0.0ppt	(0.2)ppt
Provision for credit losses (bps of average loans)	27.5	21.1	39.8	3.7	25.6	22.7	21.9	47.1	44.1	8.2	30.4	(17.4)bps	(35.9)bps	7.7bps
Cost/income ratio	66.1%	56.8%	60.4%	59.5%	64.3%	60.2%	64.5%	61.8%	63.9%	80.9%	67.7%	16.6ppt	17.0ppt	7.5ppt
Adjusted costs	4,170	1,117	1,069	1,096	1,237	4,519	1,155	1,147	1,156	1,168	4,605	(6)%	1%	2%
Pre-provision profit[19]	2,150	853	769	766	683	3,070	667	734	665	356	2,422	(48)%	(46)%	(21)%
Post-tax return on average shareholders' equity[3]	10.3%	18.3%	15.1%	17.9%	14.8%	16.6%	14.4%	14.0%	12.2%	6.6%	11.7%	(8.1)ppt	(5.6)ppt	(4.8)ppt
Post-tax return on average tangible shareholders' equity[2,3]	11.1%	19.6%	16.2%	19.2%	16.0%	17.8%	15.4%	15.0%	13.1%	7.1%	12.6%	(8.9)ppt	(6.0)ppt	(5.3)ppt

For footnotes please refer to page 27.

Investment Bank

(In € m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Fixed Income & Currencies	8,861	2,342	2,127	1,914	1,509	7,893	2,518	2,067	2,124	1,901	8,610	26%	(10)%	9%
Fixed Income & Currencies: Financing	2,953	705	776	760	626	2,867	805	781	774	846	3,205	35%	9%	12%
Fixed Income & Currencies: Ex-Financing	5,909	1,637	1,352	1,154	883	5,026	1,713	1,286	1,350	1,055	5,405	19%	(22)%	8%
Origination & Advisory	998	327	291	323	305	1,246	503	585	401	522	2,012	71%	30%	61%
Debt Origination	412	213	212	229	189	843	355	399	274	262	1,290	39%	(4)%	53%
Equity Origination	101	22	30	23	27	102	44	50	33	60	187	121%	80%	82%
Advisory	485	92	48	71	89	301	104	137	94	200	535	124%	113%	78%
Research and Other	157	22	(58)	33	22	21	26	(54)	(2)	(33)	(64)	N/M	N/M	N/M
Total net revenues	**10,016**	**2,691**	**2,361**	**2,271**	**1,837**	**9,160**	**3,047**	**2,593**	**2,523**	**2,390**	**10,553**	**30%**	**(5)%**	**15%**
Provision for credit losses	319	41	141	63	186	431	150	163	135	101	549	(46)%	(25)%	28%
Compensation and benefits	2,379	613	647	618	649	2,526	686	687	654	656	2,682	1%	0%	6%
General and administrative expenses	4,061	1,162	971	923	1,035	4,091	946	994	925	1,115	3,979	8%	21%	(3)%
Impairment of goodwill and other intangible assets	0	0	0	0	233	233	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	15	1	(1)	(1)	(2)	(3)	1	(1)	(0)	0	(0)	N/M	N/M	N/M
Noninterest expenses	**6,455**	**1,776**	**1,617**	**1,539**	**1,915**	**6,847**	**1,632**	**1,679**	**1,578**	**1,771**	**6,661**	**(8)%**	**12%**	**(3)%**
Noncontrolling interests	15	(2)	8	(5)	2	3	1	10	(4)	(2)	5	N/M	(50)%	52%
Profit (loss) before tax	**3,228**	**877**	**595**	**674**	**(267)**	**1,879**	**1,263**	**746**	**813**	**519**	**3,343**	**N/M**	**(36)%**	**78%**
Balance sheet and resources														
Employees (front office, full-time equivalent)[5]	4,353	4,343	4,364	4,631	4,843	4,843	4,815	4,765	4,920	4,869	4,869	1%	(1)%	1%
Employees (business-aligned operations, full-time equivalent)[5]	2,811	2,938	2,999	3,124	3,120	3,120	3,143	3,116	3,138	3,129	3,129	0%	(0)%	0%
Employees (allocated central infrastructure, full-time equivalent)[5]	10,802	11,138	11,342	11,867	12,101	12,101	12,191	12,191	12,280	12,109	12,109	0%	(1)%	0%
Total employees (full-time equivalent)[5]	17,946	18,419	18,704	19,622	20,063	20,063	20,149	20,072	20,338	20,107	20,107	0%	(1)%	0%
Assets[3,10]	676,714	664,097	661,586	714,046	658,345	658,345	707,245	718,837	753,449	756,484	756,484	15%	0%	15%
Risk-weighted assets[5]	139,442	142,388	145,184	142,047	139,532	139,532	136,612	135,036	133,548	129,825	129,825	(7)%	(3)%	(7)%
of which: operational risk RWA[5]	23,156	23,416	22,922	23,048	21,611	21,611	17,186	17,557	15,849	14,775	14,775	(32)%	(7)%	(32)%
Leverage exposure[5,6]	529,506	541,140	546,385	561,078	546,251	546,251	567,176	567,043	571,926	592,533	592,533	8%	4%	8%
Deposits[5]	16,408	10,676	11,988	14,630	17,818	17,818	20,295	19,029	20,318	21,950	21,950	23%	8%	23%
Loans (gross of allowance for loan losses)[5]	103,072	103,017	102,697	103,443	100,645	100,645	102,889	105,552	105,101	110,077	110,077	9%	5%	9%
Average loans (gross of allowance for loan losses)[5,22]	103,072	102,907	103,604	102,969	101,777	102,759	102,648	104,259	104,909	107,652	104,952	6%	3%	2%
Allowance for loan losses[5]	730	726	743	722	870	870	983	1,033	1,042	1,068	1,068	23%	2%	23%
Sustainable finance volume (per quarter/year)[20]	40,950	13,503	10,071	7,017	8,249	38,840	12,530	16,159	15,109	13,490	57,288	64%	(11)%	47%
Performance measures and ratios[1]														
Provision for credit losses (bps of average loans)	30.9	15.8	54.3	24.5	73.1	41.9	58.6	62.6	51.6	37.4	52.4	(35.7)bps	(14.1)bps	10.5bps
Cost/income ratio	64.4%	66.0%	68.5%	67.8%	104.3%	74.7%	53.6%	64.6%	62.6%	74.1%	63.1%	(30.1)ppt	11.6ppt	(11.7)ppt
Adjusted costs	6,246	1,743	1,515	1,511	1,610	6,379	1,583	1,581	1,557	1,713	6,434	6%	10%	1%
Pre-provision profit[19]	3,561	916	744	732	(78)	2,313	1,415	919	945	618	3,897	N/M	(35)%	68%
Post-tax return on average shareholders' equity[3]	9.3%	10.0%	6.2%	7.1%	(4.2)%	4.8%	14.5%	8.1%	8.7%	5.0%	9.1%	9.2ppt	(3.7)ppt	4.3ppt
Post-tax return on average tangible shareholders' equity[2,3]	9.6%	10.3%	6.4%	7.3%	(4.5)%	4.9%	15.0%	8.3%	9.0%	5.2%	9.4%	9.5ppt	(3.8)ppt	4.4ppt

For footnotes please refer to page 27.

Private Bank

(In € m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Personal Banking	5,005	1,396	1,415	1,372	1,388	5,570	1,334	1,312	1,303	1,355	5,304	(2)%	4%	(5)%
Wealth Management & Private Banking	4,147	1,041	983	970	1,006	4,000	1,043	1,019	1,016	1,004	4,082	(0)%	(1)%	2%
Total net revenues	**9,152**	**2,437**	**2,398**	**2,341**	**2,394**	**9,571**	**2,376**	**2,331**	**2,319**	**2,359**	**9,386**	**(1)%**	**2%**	**(2)%**
of which:														
Net interest income	5,222	1,531	1,542	1,511	1,572	6,156	1,432	1,441	1,426	1,487	5,786	(5)%	4%	(6)%
Commissions and fee income	3,155	777	724	714	637	2,852	789	731	730	706	2,956	11%	(3)%	4%
Remaining income	775	130	132	117	185	563	156	159	163	167	643	(10)%	3%	14%
Provision for credit losses	583	267	147	174	196	783	219	149	205	278	851	42%	36%	9%
Compensation and benefits	2,783	688	715	693	708	2,805	709	765	761	700	2,934	(1)%	(8)%	5%
General and administrative expenses	4,196	1,203	1,193	1,087	1,214	4,696	1,100	1,068	1,100	1,105	4,372	(9)%	0%	(7)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	(115)	(0)	135	0	93	228	1	(45)	(67)	109	(3)	16%	N/M	N/M
Noninterest expenses	**6,863**	**1,891**	**2,043**	**1,780**	**2,016**	**7,730**	**1,809**	**1,787**	**1,795**	**1,913**	**7,304**	**(5)%**	**7%**	**(6)%**
Noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) before tax	**1,705**	**280**	**209**	**387**	**182**	**1,058**	**348**	**395**	**319**	**168**	**1,231**	**(8)%**	**(47)%**	**16%**
Balance sheet and resources														
Employees (front office, full-time equivalent)[5]	18,853	18,877	18,757	18,645	18,403	18,403	18,303	17,953	17,603	16,961	16,961	(8)%	(4)%	(8)%
Employees (business-aligned operations, full-time equivalent)[5]	8,018	8,014	7,994	7,888	7,802	7,802	7,790	7,725	7,683	7,917	7,917	1%	3%	1%
Employees (allocated central infrastructure, full-time equivalent)[5]	10,839	11,304	11,312	11,849	12,205	12,205	12,179	11,912	12,211	12,193	12,193	(0)%	(0)%	(0)%
Total employees (full-time equivalent)[5]	37,710	38,196	38,063	38,382	38,411	38,411	38,272	37,591	37,497	37,072	37,072	(3)%	(1)%	(3)%
Assets[3,10]	332,524	328,600	329,736	328,547	330,530	330,530	325,981	327,264	325,667	323,551	323,551	(2)%	(1)%	(2)%
Risk-weighted assets[5]	87,602	87,243	87,127	86,462	86,226	86,226	95,654	96,424	96,853	97,281	97,281	13%	0%	13%
of which: operational risk RWA[5]	7,637	7,893	7,909	7,802	7,659	7,659	14,648	15,051	15,206	14,438	14,438	89%	(5)%	89%
Leverage exposure[5,6]	344,396	340,313	341,268	337,898	338,607	338,607	333,458	334,809	333,549	336,229	336,229	(1)%	1%	(1)%
Deposits[5]	317,410	309,719	306,559	308,668	307,807	307,807	310,287	313,879	313,918	320,338	320,338	4%	2%	4%
Loans (gross of allowance for loan losses)[5]	264,893	263,257	262,779	263,435	261,250	261,250	260,679	259,945	256,153	257,476	257,476	(1)%	1%	(1)%
Average loans (gross of allowance for loan losses)[5,22]	264,893	263,945	263,035	262,352	262,110	262,792	260,961	260,747	257,940	256,820	259,161	(2)%	(0)%	(1)%
Allowance for loan losses[5]	2,868	3,064	3,154	3,178	3,188	3,188	3,273	3,122	3,071	3,276	3,276	3%	7%	3%
Assets under management[6,11]	543,493	555,265	564,010	567,038	578,167	578,167	604,866	611,922	624,687	633,096	633,096	10%	1%	10%
Net flows	31,116	4,276	5,587	7,294	5,872	23,028	11,548	7,260	8,315	1,953	29,076	(67)%	(77)%	26%
Sustainable finance volume (per quarter/year)[20]	3,355	5,458	2,553	927	2,692	11,630	3,071	1,526	2,717	1,614	8,927	(40)%	(41)%	(23)%
Performance measures and ratios[1]														
Net interest margin	2.0%	2.3%	2.3%	2.3%	2.4%	2.3%	2.2%	2.2%	2.2%	2.3%	2.2%	(0.1)ppt	0.1ppt	(0.1)ppt
Provision for credit losses (bps of average loans)	22.0	40.4	22.3	26.6	29.8	29.8	33.5	22.8	31.8	43.4	32.8	13.5bps	11.5bps	3.0bps
Cost/income ratio	75.0%	77.6%	85.2%	76.0%	84.2%	80.8%	76.1%	76.7%	77.4%	81.1%	77.8%	(3.1)ppt	3.7ppt	(2.9)ppt
Adjusted costs	7,011	1,858	1,790	1,741	1,872	7,261	1,750	1,729	1,784	1,712	6,974	(9)%	(4)%	(4)%
Pre-provision profit[19]	2,288	547	355	561	378	1,841	567	544	524	446	2,082	18%	(15)%	13%
Post-tax return on average shareholders' equity[3]	8.6%	5.3%	3.6%	7.4%	3.0%	4.8%	6.4%	7.1%	5.4%	2.0%	5.2%	(0.9)ppt	(3.4)ppt	0.4ppt
Post-tax return on average tangible shareholders' equity[2,3]	9.2%	5.7%	3.9%	7.8%	3.2%	5.2%	6.6%	7.1%	5.4%	2.0%	5.2%	(1.1)ppt	(3.4)ppt	0.1ppt

For footnotes please refer to page 27.

Asset Management

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Management fees	2,458	571	580	588	575	2,314	592	615	626	647	2,479	13%	3%	7%
Performance and transaction fees	125	11	57	19	41	128	17	10	12	108	148	164%	N/M	16%
Other	24	7	(17)	(13)	(36)	(59)	8	40	22	(46)	23	30%	N/M	N/M
Total net revenues	**2,608**	**589**	**620**	**594**	**580**	**2,383**	**617**	**663**	**660**	**709**	**2,649**	**22%**	**7%**	**11%**
Provision for credit losses	(2)	(1)	(0)	(0)	1	(1)	(1)	(0)	0	0	(1)	N/M	N/M	(23)%
Compensation and benefits	899	222	234	221	214	891	234	231	224	230	919	8%	3%	3%
General and administrative expenses	883	213	241	222	258	934	222	225	216	243	904	(5)%	13%	(3)%
Impairment of goodwill and other intangible assets	68	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	0	1	(0)	0	(0)	0	0	0	0	(0)	0	N/M	N/M	N/M
Noninterest expenses	**1,850**	**436**	**474**	**444**	**471**	**1,825**	**456**	**453**	**441**	**473**	**1,823**	**0%**	**7%**	**(0)%**
Noncontrolling interests	174	39	43	42	38	163	40	50	52	52	194	37%	1%	20%
Profit (loss) before tax	**585**	**115**	**103**	**109**	**70**	**396**	**122**	**160**	**168**	**185**	**632**	**162%**	**9%**	**60%**
Balance sheet and resources														
Employees (front office, full-time equivalent)[5]	2,059	2,052	2,058	2,054	2,062	2,062	2,065	2,044	2,065	2,069	2,069	0%	0%	0%
Employees (business-aligned operations, full-time equivalent)[5]	2,225	2,246	2,256	2,284	2,325	2,325	2,357	2,372	2,478	2,506	2,506	8%	1%	8%
Employees (allocated central infrastructure, full-time equivalent)[5]	494	529	528	560	576	576	576	568	586	594	594	3%	1%	3%
Total employees (full-time equivalent)[5]	4,778	4,827	4,841	4,898	4,963	4,963	4,999	4,985	5,129	5,169	5,169	4%	1%	4%
Assets[5,10]	10,150	10,078	9,813	10,138	10,305	10,305	10,669	9,810	9,991	10,543	10,543	2%	6%	2%
Risk-weighted assets[5]	12,864	12,925	14,151	15,107	15,155	15,155	18,144	18,376	18,094	18,414	18,414	22%	2%	22%
of which: operational risk RWA[5]	3,414	3,489	3,494	3,501	3,475	3,475	4,643	4,910	4,798	4,700	4,700	35%	(2)%	35%
Leverage exposure[5,6]	9,462	9,052	8,650	8,861	9,706	9,706	9,948	8,935	9,225	10,061	10,061	4%	9%	4%
Management fee margin (in bps)[12]	28.2	27.7	27.4	27.1	26.2	27.1	26.0	26.4	26.2	25.9	26.1	(0.3)bps	(0.3)bps	(0.9)bps
Assets under management[5,11]	821,464	840,523	859,262	859,560	896,097	896,097	941,263	953,165	962,910	1,011,552	1,011,552	13%	5%	13%
Net flows	(19,921)	5,672	9,306	2,290	11,081	28,299	7,786	(18,696)	18,258	18,571	25,719	67%	1%	(9)%
Performance measures and ratios[1]														
Cost/income ratio	70.9%	74.0%	76.5%	74.6%	81.3%	76.6%	73.9%	68.4%	66.7%	66.8%	68.8%	(14.5)ppt	0.0ppt	(7.8)ppt
Adjusted costs	1,722	426	446	436	458	1,765	438	448	437	463	1,786	1%	6%	1%
Pre-provision profit[19]	758	153	146	151	109	558	161	210	220	236	826	117%	7%	48%
Post-tax return on average shareholders' equity[3]	7.3%	5.9%	5.4%	5.6%	3.5%	5.1%	6.3%	8.0%	8.5%	9.2%	8.0%	5.8ppt	0.8ppt	2.9ppt
Post-tax return on average tangible shareholders' equity[2,3]	17.0%	14.0%	12.7%	12.9%	8.2%	12.0%	14.3%	17.8%	18.9%	20.6%	18.0%	12.3ppt	1.6ppt	6.1ppt

For footnotes please refer to page 27.

Corporate & Other

(In € m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Total net revenues	(902)	(10)	86	35	(64)	47	(139)	74	157	(99)	(6)	58%	N/M	N/M
Provision for credit losses	(9)	1	(4)	(3)	32	26	9	29	27	17	83	(45)%	(37)%	N/M
Compensation and benefits	3,235	813	842	853	870	3,378	921	926	848	898	3,593	3%	6%	6%
General and administrative expenses	(2,199)	(578)	(549)	(576)	(1,028)	(2,731)	(725)	668	(1,094)	(343)	(1,494)	(67)%	(69)%	(45)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	(2)	(1)	0	1	(1)	(1)	0	0	(0)	0	0	N/M	N/M	N/M
Noninterest expenses	**1,035**	**234**	**293**	**278**	**(159)**	**646**	**197**	**1,594**	**(246)**	**555**	**2,098**	**N/M**	**N/M**	**N/M**
Noncontrolling interests	(190)	(37)	(51)	(37)	(41)	(166)	(42)	(60)	(48)	(50)	(199)	24%	5%	20%
Profit (loss) before tax	**(1,739)**	**(208)**	**(153)**	**(202)**	**104**	**(459)**	**(302)**	**(1,490)**	**424**	**(621)**	**(1,989)**	**N/M**	**N/M**	**N/M**
Balance sheet and resources														
Total Employees (full-time equivalent)[5]	32,186	33,378	33,493	35,002	35,917	35,917	36,081	35,754	36,397	36,269	36,269	1%	(0)%	1%
Adjusted costs	767	224	128	182	127	661	158	137	113	220	608	73%	95%	(8)%
Risk-weighted assets[5]	45,792	43,267	41,278	41,724	39,842	39,842	32,583	32,076	33,689	33,752	33,752	(15)%	0%	(15)%
Leverage exposure[5,6]	36,356	37,076	34,036	38,111	38,945	38,945	36,520	35,751	35,782	37,667	37,667	(3)%	5%	(3)%
Sustainable finance volume (per quarter/year)[20]	0	0	0	0	0	0	0	0	10,092	(73)	10,019	N/M	N/M	N/M

For footnotes please refer to page 27.

Asset quality: Overview of financial instruments subject to impairment[13]

(In € m, unless stated otherwise)

Financial instruments measured at amortized cost[14]	Gross carrying amount					Allowance for credit losses[15]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2024	**676,154**	**63,836**	**15,214**	**609**	**755,814**	**438**	**736**	**4,412**	**213**	**5,799**
Sep 30, 2024	659,405	54,988	14,980	716	**730,089**	451	726	4,249	207	**5,633**
Jun 30, 2024	665,542	57,650	14,288	767	**738,247**	440	701	4,183	202	**5,526**
Mar 31, 2024	657,219	55,840	14,010	796	**727,865**	432	690	4,181	197	**5,501**
Dec 31, 2023	686,421	55,704	12,799	806	**755,731**	447	680	3,960	198	**5,285**
Sep 30, 2023	691,098	54,355	11,869	938	**758,260**	447	686	3,873	175	**5,182**
Jun 30, 2023	679,391	52,967	12,259	952	**745,570**	519	679	3,890	146	**5,235**
Mar 31, 2023	690,652	47,964	11,984	1,010	**751,611**	526	618	3,828	180	**5,152**
Dec 31, 2022	721,546	45,335	11,379	1,041	**779,300**	533	626	3,656	180	**4,995**
Financial instruments measured at amortized cost - Loans[14]										
Dec 31, 2024	**412,480**	**56,540**	**14,974**	**609**	**484,603**	**411**	**718**	**4,326**	**213**	**5,668**
Sep 30, 2024	409,330	51,873	14,682	716	**476,601**	433	715	4,167	207	**5,523**
Jun 30, 2024	413,601	53,723	14,076	767	**482,166**	423	693	4,098	202	**5,417**
Mar 31, 2024	413,136	52,628	13,791	795	**480,350**	413	682	4,097	197	**5,390**
Dec 31, 2023	412,663	52,834	12,576	806	**478,879**	424	673	3,874	198	**5,170**
Sep 30, 2023	420,404	51,825	11,611	933	**484,773**	427	685	3,760	175	**5,047**
Jun 30, 2023	419,244	50,444	11,845	952	**482,485**	498	678	3,780	140	**5,095**
Mar 31, 2023	428,278	46,977	11,397	997	**487,650**	501	617	3,703	174	**4,994**
Dec 31, 2022	433,081	43,711	10,686	1,027	**488,504**	507	619	3,491	174	**4,790**

Financial instruments measured at fair value through OCI	Fair value					Allowance for credit losses				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2024	**36,828**	**5,176**	**86**	**0**	**42,090**	**12**	**16**	**10**	**0**	**38**
Sep 30, 2024	41,326	939	57	0	**42,322**	14	8	15	0	**37**
Jun 30, 2024	38,623	1,385	68	0	**40,076**	14	8	16	0	**38**
Mar 31, 2024	37,068	923	99	0	**38,091**	11	6	26	0	**43**
Dec 31, 2023	34,424	1,076	46	0	**35,546**	13	13	22	0	**48**
Sep 30, 2023	31,802	952	66	0	**32,820**	12	8	43	0	**63**
Jun 30, 2023	28,789	972	64	0	**29,824**	15	11	43	0	**69**
Mar 31, 2023	28,600	425	61	0	**29,087**	14	11	43	0	**68**
Dec 31, 2022	31,123	482	70	0	**31,675**	14	12	43	0	**69**

Off-balance sheet positions	Notional amount					Allowance for credit losses[15]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2024	**313,625**	**25,983**	**2,225**	**7**	**341,840**	**106**	**82**	**173**	**0**	**361**
Sep 30, 2024	304,317	19,039	1,943	6	**325,304**	97	72	171	0	**341**
Jun 30, 2024	307,289	22,390	1,831	7	**331,517**	118	83	167	0	**368**
Mar 31, 2024	303,987	19,025	1,967	2	**324,981**	104	84	159	0	**346**
Dec 31, 2023	292,747	23,778	2,282	8	**318,814**	117	88	187	0	**393**
Sep 30, 2023	295,393	20,072	2,544	6	**318,015**	107	99	183	0	**389**
Jun 30, 2023	291,897	21,275	2,571	12	**315,756**	134	98	260	0	**492**
Mar 31, 2023	286,936	18,735	2,504	12	**308,187**	133	97	233	0	**463**
Dec 31, 2022	296,062	18,478	2,625	8	**317,173**	144	97	310	0	**551**

Memo: net charge-offs	Gross charge-offs	Recoveries	Net charge-offs	Net charge-offs / Average loans (at amortized cost)
Dec 31, 2024	**1,229**	**(157)**	**1,072**	**0.22%**
Sep 30, 2024	898	(58)	840	0.18%
Jun 30, 2024	622	(39)	583	0.12%
Mar 31, 2024	232	(19)	213	0.04%
Dec 31, 2023	1,197	(93)	1,104	0.23%
Sep 30, 2023	895	(71)	824	0.17%
Jun 30, 2023	482	(36)	446	0.09%
Mar 31, 2023	218	(17)	202	0.04%
Dec 31, 2022	1,043	(71)	971	0.20%

For footnotes please refer to page 27.

Regulatory capital

(In € m, unless stated otherwise)	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Dec 31, 2024 vs. Dec 31, 2023
Regulatory capital[5]										
Common Equity Tier 1 capital	48,097	48,926	49,348	49,401	48,066	47,672	48,113	49,183	49,457	3%
Tier 1 capital	56,616	57,254	57,676	57,729	56,395	56,050	57,992	59,061	60,835	8%
Tier 2 capital	9,531	9,258	9,043	9,035	8,610	8,594	8,449	7,660	7,676	(11)%
Total capital	**66,146**	**66,512**	**66,720**	**66,764**	**65,005**	**64,645**	**66,441**	**66,721**	**68,511**	**5%**
Risk-weighted assets and capital adequacy ratios[1,5]										
Risk-weighted assets	360,003	359,534	358,785	354,311	349,742	354,830	356,427	356,496	357,427	2%
Common Equity Tier 1 capital ratio	13.4%	13.6%	13.8%	13.9%	13.7%	13.4%	13.5%	13.8%	13.8%	0.1ppt
Tier 1 capital ratio	15.7%	15.9%	16.1%	16.3%	16.1%	15.8%	16.3%	16.6%	17.0%	0.9ppt
Total capital ratio	18.4%	18.5%	18.6%	18.8%	18.6%	18.2%	18.6%	18.7%	19.2%	0.6ppt

For footnotes please refer to page 27.

Leverage ratio[5]

(In € bn, unless stated otherwise)	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Dec 31, 2024 vs. Dec 31, 2023
Total assets	1,337	1,307	1,300	1,358	1,312	1,331	1,351	1,380	1,387	6%
Changes from IFRS to CRR/CRD	(96)	(69)	(64)	(123)	(72)	(77)	(90)	(96)	(71)	(1)%
Derivatives netting	(257)	(212)	(221)	(245)	(215)	(196)	(203)	(211)	(250)	16%
Derivatives add-on	70	70	71	73	72	77	72	70	75	3%
Written credit derivatives	16	21	18	15	21	23	22	22	20	(6)%
Securities financing transactions	1	(0)	4	3	4	2	2	3	4	(1)%
Off-balance sheet exposure after application of credit conversion factors	128	123	125	126	127	132	134	135	158	24%
Consolidation, regulatory and other adjustments	(54)	(71)	(61)	(95)	(81)	(116)	(116)	(115)	(77)	(5)%
Leverage exposure	1,240	1,238	1,236	1,235	1,240	1,254	1,262	1,284	1,316	6%
Tier 1 capital	56.6	57.3	57.7	57.7	56.4	56.1	58.0	59.1	60.8	8%
Leverage ratio[1]	4.6%	4.6%	4.7%	4.7%	4.5%	4.5%	4.6%	4.6%	4.6%	0.1ppt

For footnotes please refer to page 27.

Non-GAAP financial measures (1/8)

Return ratios, Specific revenue items, Costs and Net Assets (adjusted) - Group

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Return ratios														
Profit (loss) before tax	5,594	1,852	1,405	1,723	698	5,678	2,036	411	2,262	585	5,291	(17)%	(74)%	(7)%
Profit (loss)	5,659	1,322	940	1,201	1,429	4,892	1,451	52	1,665	337	3,505	(76)%	(80)%	(28)%
Profit (loss) attributable to noncontrolling interests	154	25	39	24	31	119	29	45	32	33	139	7%	3%	16%
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	5,525	1,296	900	1,176	1,399	4,772	1,422	8	1,633	304	3,366	(78)%	(81)%	(29)%
Profit (loss) attributable to additional equity components	500	138	138	146	138	560	147	151	172	198	668	43%	15%	19%
Profit (loss) attributable to Deutsche Bank shareholders	5,025	1,158	763	1,031	1,260	4,212	1,275	(143)	1,461	106	2,698	(92)%	(93)%	(36)%
Average shareholders' equity	59,994	62,440	62,845	62,961	63,796	63,011	65,135	63,910	64,284	65,646	64,763	3%	2%	3%
Deduct: Average goodwill and other intangible assets[16]	6,328	6,331	6,367	6,448	6,583	6,434	6,644	6,737	6,752	6,853	6,750	4%	1%	5%
Average tangible shareholders' equity	53,666	56,109	56,477	56,514	57,213	56,577	58,492	57,173	57,533	58,793	58,013	3%	2%	3%
Post-tax return on average shareholders' equity[1,3]	8.4%	7.4%	4.9%	6.5%	7.9%	6.7%	7.8%	(0.9)%	9.1%	0.6%	4.2%	(7.3)ppt	(8.4)ppt	(2.5)ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	9.4%	8.3%	5.4%	7.3%	8.8%	7.4%	8.7%	(1.0)%	10.2%	0.7%	4.7%	(8.1)ppt	(9.4)ppt	(2.8)ppt
Specific revenue items														
Revenues	27,210	7,680	7,409	7,132	6,658	28,879	7,779	7,589	7,501	7,224	30,092	8%	(4)%	4%
Specific revenue items (for details see divisional pages)	(473)	(49)	71	(6)	26	42	(23)	51	(18)	26	37	(2)%	N/M	(14)%
Revenues ex-specific items	26,737	7,631	7,480	7,126	6,684	28,921	7,756	7,640	7,483	7,249	30,129	8%	(3)%	4%
Costs														
Noninterest expenses	20,390	5,457	5,602	5,164	5,472	21,695	5,305	6,702	4,744	6,221	22,971	14%	31%	6%
Nonoperating costs:														
Impairment of goodwill and other intangible assets	68	0	0	0	233	233	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	415	66	395	105	(255)	311	166	1,554	(344)	659	2,035	N/M	N/M	N/M
Restructuring and severance	(8)	23	260	94	189	566	95	106	42	286	529	51%	N/M	(7)%
Total Nonoperating costs	474	89	655	199	167	1,110	262	1,660	(302)	945	2,564	N/M	N/M	131%
Adjusted costs	19,916	5,368	4,947	4,965	5,305	20,585	5,043	5,042	5,047	5,276	20,407	(1)%	5%	(1)%
Net assets (adjusted), in € bn.														
Total assets[5]	1,337	1,307	1,300	1,358	1,312	1,312	1,331	1,351	1,380	1,387	1,387	6%	1%	6%
Deduct: Derivatives (incl. hedging derivatives) credit line netting	228	186	196	212	196	196	174	181	185	230	230	17%	24%	17%
Deduct: Derivatives cash collateral received/paid	70	58	60	70	56	56	54	56	50	59	59	6%	18%	6%
Deduct: Securities Financing Transactions credit line netting	2	1	3	1	2	2	2	2	2	2	2	(15)%	(31)%	(15)%
Deduct: Pending settlements netting	17	43	35	45	29	29	71	60	60	13	13	(54)%	(78)%	(54)%
Net assets (adjusted)[1,5]	1,019	1,019	1,007	1,030	1,029	1,029	1,030	1,053	1,082	1,083	1,083	5%	0%	5%

For footnotes please refer to page 27.

Non-GAAP financial measures (2/8)

Measures and ratios adjusted for nonoperating costs and specific litigation items - Group

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Costs														
Noninterest expenses	20,390	5,457	5,602	5,164	5,472	21,695	5,305	6,702	4,744	6,221	22,971	14%	31%	6%
Nonoperating costs:														
Impairment of goodwill and other intangible assets	68	0	0	0	233	233	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	413	66	395	105	(256)	311	166	1,554	(344)	659	2,035	N/M	N/M	N/M
of which: Postbank takeover related litigation provision	0	0	0	0	0	0	0	1,336	(432)	3	906	N/M	N/M	N/M
of which: Reversal of RusChemAlliance (RCA) indemnification asset	0	0	0	0	0	0	0	0	0	262	262	N/M	N/M	N/M
of which: Polish FX mortgages provision	139	13	102	88	52	255	46	59	65	329	500	N/M	N/M	96%
Specific litigation items	139	13	102	88	52	255	46	1,395	(367)	594	1,668	N/M	N/M	N/M
Restructuring and severance	(8)	23	260	94	189	566	95	106	42	286	529	51%	N/M	(7)%
Total Nonoperating costs	474	89	655	199	167	1,110	262	1,660	(302)	945	2,564	N/M	N/M	131%
Adjusted costs	19,916	5,368	4,947	4,965	5,305	20,585	5,043	5,042	5,047	5,276	20,407	(1)%	5%	(1)%
Profit measures and performance ratios														
Profit before tax	5,594	1,852	1,405	1,723	698	5,678	2,036	411	2,262	583	5,291	(17)%	(74)%	(7)%
Adjustment for nonoperating costs	474	89	655	199	167	1,110	262	1,660	(302)	945	2,564	N/M	N/M	131%
Profit before tax before nonoperating costs	6,068	1,941	2,060	1,922	865	6,789	2,297	2,071	1,960	1,527	7,855	76%	(22)%	16%
Profit before tax	5,594	1,852	1,405	1,723	698	5,678	2,036	411	2,262	583	5,291	(17)%	(74)%	(7)%
Adjustment for specific litigation items	139	13	102	88	52	255	46	1,395	(367)	594	1,668	N/M	N/M	N/M
Profit before tax excluding specific litigation items	5,733	1,865	1,508	1,810	750	5,934	2,082	1,806	1,895	1,177	6,960	57%	(38)%	17%
Profit (loss)	5,659	1,322	940	1,201	1,429	4,892	1,451	52	1,665	337	3,505	(76)%	(80)%	(28)%
Adjustment for specific litigation items	139	13	102	88	52	255	46	1,395	(367)	594	1,668	N/M	N/M	N/M
Income tax effect from the adjustment for specific litigation items	0	0	0	0	0	0	0	(211)	71	(86)	(226)	N/M	N/M	N/M
Profit (loss) excluding specific litigation items	5,798	1,335	1,042	1,289	1,481	5,147	1,497	1,236	1,369	845	4,947	(43)%	(38)%	(4)%
Memo: Cost/income ratio excluding specific litigation items	74.4%	70.9%	74.2%	71.2%	81.4%	74.2%	67.6%	69.9%	68.1%	77.9%	70.8%	(3.5)ppt	9.7ppt	(3.4)ppt
Return ratios														
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	5,525	1,296	900	1,176	1,399	4,772	1,422	8	1,633	304	3,366	(78)%	(81)%	(29)%
Adjustment for specific litigation items	139	13	102	88	52	255	46	1,395	(367)	594	1,668	N/M	N/M	N/M
Income tax effect from the adjustment for specific litigation items	0	0	0	0	0	0	0	(211)	71	(86)	(226)	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components excluding specific litigation items	5,664	1,309	1,003	1,264	1,451	5,027	1,468	1,192	1,337	812	4,808	(44)%	(39)%	(4)%
Profit (loss) attributable to additional equity components	500	138	138	146	138	560	147	151	172	198	668	43%	15%	19%
Profit (loss) attributable to Deutsche Bank shareholders excluding specific litigation items	5,163	1,171	865	1,118	1,312	4,467	1,321	1,041	1,165	614	4,140	(53)%	(47)%	(7)%
Average allocated shareholders' equity	59,994	62,440	62,845	62,961	63,796	63,011	65,135	63,910	64,284	65,646	64,763	3%	2%	3%
Deduct: Average allocated goodwill and other intangible assets[16]	6,328	6,331	6,367	6,448	6,585	6,434	6,644	6,737	6,752	6,853	6,750	4%	1%	5%
Average allocated tangible shareholders' equity	53,666	56,109	56,477	56,514	57,213	56,577	58,492	57,175	57,533	58,793	58,013	3%	2%	3%
Post-tax return on average shareholders' equity[1,3] excluding specific litigation items	8.6%	7.5%	5.5%	7.1%	8.2%	7.1%	8.1%	6.5%	7.2%	3.7%	6.4%	(4.5)ppt	(3.5)ppt	(2.5)ppt
Post-tax return on average tangible shareholders' equity[1,2,3] excluding litigation items	9.6%	8.3%	6.1%	7.9%	9.2%	7.9%	9.0%	7.3%	8.1%	4.2%	7.1%	(5.0)ppt	(3.9)ppt	(2.8)ppt

For footnotes please refer to page 27.

Non-GAAP financial measures (3/8)

Return ratios and Costs - Corporate Bank

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Return ratios														
Profit (loss) before tax	1,816	788	651	755	609	2,804	604	599	539	333	2,075	(45)%	(38)%	(26)%
Profit (loss)	1,307	568	469	544	439	2,019	435	431	388	240	1,494	(45)%	(38)%	(26)%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	1,307	568	469	544	439	2,019	435	431	388	240	1,494	(45)%	(38)%	(26)%
Profit (loss) attributable to additional equity components	104	27	27	28	25	107	26	28	33	38	125	51%	16%	17%
Profit (loss) attributable to Deutsche Bank shareholders	1,203	541	442	516	414	1,912	409	403	355	202	1,369	(51)%	(43)%	(28)%
Average allocated shareholders' equity	11,668	11,793	11,753	11,542	11,194	11,547	11,385	11,476	11,654	12,167	11,682	9%	4%	1%
Deduct: Average allocated goodwill and other intangible assets	779	783	802	822	840	812	787	741	766	793	776	(6)%	4%	(4)%
Average allocated tangible shareholders' equity	10,889	11,010	10,951	10,720	10,354	10,735	10,599	10,735	10,888	11,373	10,906	10%	4%	2%
Post-tax return on average shareholders' equity[1,3]	10.3%	18.3%	15.1%	17.9%	14.8%	16.6%	14.4%	14.0%	12.2%	6.6%	11.7%	(8.1)ppt	(5.6)ppt	(4.8)ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	11.1%	19.6%	16.2%	19.2%	16.0%	17.8%	15.4%	15.0%	13.1%	7.1%	12.6%	(8.9)ppt	(6.0)ppt	(5.3)ppt
Costs														
Noninterest expenses	4,187	1,120	1,175	1,124	1,228	4,648	1,211	1,188	1,177	1,508	5,084	23%	28%	9%
Nonoperating costs:														
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	23	(1)	91	6	(43)	53	61	23	5	287	376	N/M	N/M	N/M
Restructuring and severance	(7)	4	15	22	35	76	15	18	16	54	103	55%	N/M	35%
Total Nonoperating costs	16	3	106	28	(9)	129	76	41	21	340	479	N/M	N/M	N/M
Adjusted costs	4,170	1,117	1,069	1,096	1,237	4,519	1,135	1,147	1,156	1,168	4,605	(6)%	1%	2%

For footnotes please refer to page 27.

Non-GAAP financial measures (4/8)

Return ratios, Specific revenue items and Costs - Investment Bank

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Return ratios														
Profit (loss) before tax	3,228	877	595	674	(267)	1,879	1,263	746	813	519	3,343	N/M	(36)%	78%
Profit (loss)	2,324	632	429	485	(192)	1,353	910	537	586	374	2,407	N/M	(36)%	78%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	2,324	632	429	485	(192)	1,353	910	537	586	374	2,407	N/M	(36)%	78%
Profit (loss) attributable to additional equity components	234	55	56	60	55	226	57	60	69	78	264	41%	13%	16%
Profit (loss) attributable to Deutsche Bank shareholders	2,090	577	373	425	(247)	1,127	853	477	517	296	2,143	N/M	(43)%	90%
Average allocated shareholders' equity	22,478	23,122	23,954	23,979	23,546	23,544	23,552	23,663	23,759	23,805	23,672	1%	0%	1%
Deduct: Average allocated goodwill and other intangible assets	681	685	712	746	799	736	834	760	783	813	804	2%	4%	9%
Average allocated tangible shareholders' equity	21,797	22,438	23,242	23,233	22,747	22,808	22,718	22,903	22,976	22,992	22,868	1%	0%	0%
Post-tax return on average shareholders' equity[1,3]	9.3%	10.0%	6.2%	7.1%	(4.2)%	4.8%	14.5%	8.1%	8.7%	5.0%	9.1%	9.2ppt	(3.7)ppt	4.3ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	9.6%	10.3%	6.4%	7.3%	(4.3)%	4.9%	15.0%	8.3%	9.0%	5.2%	9.4%	9.5ppt	(3.8)ppt	4.4ppt
Specific revenue items														
Revenues	10,016	2,691	2,361	2,271	1,837	9,160	3,047	2,599	2,523	2,390	10,558	30%	(5)%	15%
DVA	(49)	(47)	71	(5)	28	47	(24)	48	(16)	21	30	(22)%	N/M	(36)%
Specific revenue items	(49)	(47)	71	(5)	28	47	(24)	48	(16)	21	30	(22)%	N/M	(36)%
Revenues ex-specific items	9,968	2,644	2,432	2,266	1,864	9,207	3,023	2,647	2,507	2,411	10,588	29%	(4)%	15%
Costs														
Noninterest expenses	6,455	1,775	1,617	1,539	1,915	6,847	1,632	1,679	1,578	1,771	6,661	(8)%	12%	(3)%
Nonoperating costs:														
Impairment of goodwill and other intangible assets	0	0	0	0	233	233	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	166	26	65	2	54	147	25	70	3	27	126	(50)%	N/M	(14)%
Restructuring and severance	43	7	36	27	18	87	24	28	18	31	101	72%	73%	15%
Total Nonoperating costs	209	32	101	29	306	468	49	98	21	59	227	(81)%	177%	(51)%
Adjusted costs	6,246	1,743	1,515	1,511	1,610	6,379	1,583	1,581	1,557	1,713	6,434	6%	10%	1%

For footnotes please refer to page 27.

Non-GAAP financial measures (5/8)

Return ratios, Specific revenue items and Costs - Private Bank

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Return ratios														
Profit (loss) before tax	1,705	280	209	387	182	1,058	348	395	319	168	1,231	(8)%	(47)%	16%
Profit (loss)	1,228	201	150	279	131	761	251	285	230	121	886	(8)%	(47)%	16%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	1,228	201	150	279	131	761	251	285	230	121	886	(8)%	(47)%	16%
Profit (loss) attributable to additional equity components	115	29	30	32	31	123	33	37	42	48	159	55%	14%	30%
Profit (loss) attributable to Deutsche Bank shareholders	1,112	172	120	246	100	639	218	248	188	73	727	(27)%	(61)%	14%
Average allocated shareholders' equity	12,945	12,860	13,194	13,382	13,501	13,219	13,659	13,909	13,949	14,402	13,990	7%	3%	6%
Deduct: Average allocated goodwill and other intangible assets	850	847	842	826	790	826	383	(23)	(24)	(25)	101	N/M	4%	(88)%
Average allocated tangible shareholders' equity	12,095	12,013	12,352	12,556	12,711	12,393	13,276	13,932	13,972	14,426	13,889	13%	3%	12%
Post-tax return on average shareholders' equity[1,3]	8.6%	5.3%	3.6%	7.4%	3.0%	4.8%	6.4%	7.1%	5.4%	2.0%	5.2%	(0.9)ppt	(3.4)ppt	0.4ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	9.2%	5.7%	3.9%	7.8%	3.2%	5.2%	6.6%	7.1%	5.4%	2.0%	5.2%	(1.1)ppt	(3.4)ppt	0.1ppt
Specific revenue items														
Revenues	9,152	2,437	2,388	2,341	2,394	9,571	2,376	2,331	2,319	2,359	9,386	(1)%	2%	(2)%
Sal. Oppenheim workout	(125)	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Gain on sale Financial Advisory business Italy[17]	(305)	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Specific revenue items	(430)	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Revenues ex-specific items	8,721	2,437	2,388	2,341	2,394	9,571	2,376	2,331	2,319	2,359	9,386	(1)%	2%	(2)%
Costs														
Noninterest expenses	6,863	1,891	2,043	1,780	2,016	7,730	1,809	1,787	1,795	1,913	7,304	(5)%	7%	(6)%
Nonoperating costs:														
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	(60)	28	71	3	21	123	10	5	1	13	28	(39)%	N/M	(77)%
Restructuring and severance	(87)	5	183	35	123	346	50	53	10	188	301	54%	N/M	(13)%
Total Nonoperating costs	(147)	33	254	39	143	468	60	58	11	201	330	40%	N/M	(30)%
Adjusted costs	7,011	1,858	1,790	1,741	1,872	7,261	1,750	1,729	1,784	1,712	6,974	(9)%	(4)%	(4)%

For footnotes please refer to page 27.

Non-GAAP financial measures (6/8)

Return ratios and Costs - Asset Management

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Return ratios														
Profit (loss) before tax	585	115	103	109	70	396	122	160	168	183	632	162%	9%	60%
Profit (loss)	421	85	74	78	50	285	88	115	121	132	455	162%	9%	60%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	421	85	74	78	50	285	88	115	121	132	455	162%	9%	60%
Profit (loss) attributable to additional equity components	22	5	5	6	5	22	6	6	7	8	27	51%	11%	25%
Profit (loss) attributable to Deutsche Bank shareholders	399	77	69	73	45	264	82	109	113	124	428	175%	9%	62%
Average allocated shareholders' equity	5,437	5,197	5,112	5,178	5,161	5,157	5,210	5,409	5,352	5,356	5,329	4%	0%	3%
Deduct: Average allocated goodwill and other intangible assets[16]	3,093	2,991	2,941	2,930	2,972	2,959	2,946	2,969	2,965	2,949	2,957	(1)%	(0)%	(0)%
Average allocated tangible shareholders' equity	2,344	2,206	2,171	2,248	2,189	2,199	2,264	2,440	2,396	2,407	2,372	10%	0%	8%
Post-tax return on average shareholders' equity[1,3]	7.3%	5.9%	5.4%	5.6%	3.5%	5.1%	6.3%	8.0%	8.5%	9.2%	8.0%	5.8ppt	0.8ppt	2.9ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	17.0%	14.0%	12.7%	12.9%	8.2%	12.0%	14.5%	17.8%	18.9%	20.6%	18.0%	12.3ppt	1.6ppt	6.1ppt
Costs														
Noninterest expenses	1,850	436	474	444	471	1,825	456	453	441	473	1,823	0%	7%	(0)%
Nonoperating costs:														
Impairment of goodwill and other intangible assets	68	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	24	3	20	2	0	26	15	0	(0)	(2)	13	N/M	N/M	(48)%
Restructuring and severance	37	7	8	5	13	34	3	5	4	12	24	(10)%	N/M	(29)%
Total Nonoperating costs	129	10	28	8	13	59	18	5	4	10	37	(24)%	180%	(37)%
Adjusted costs	1,722	426	446	436	458	1,765	438	448	437	463	1,786	1%	6%	1%

For footnotes please refer to page 27.

Non-GAAP financial measures (7/8)

Return ratios, Specific revenue items and Costs - Corporate & Other

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Return ratios														
Profit (loss) before tax	(1,739)	(208)	(153)	(202)	104	(459)	(302)	(1,490)	424	(621)	(1,989)	N/M	N/M	N/M
Profit (loss)	379	(162)	(182)	(185)	1,001	473	(232)	(1,316)	341	(530)	(1,737)	N/M	N/M	N/M
Profit (loss) attributable to noncontrolling interests	154	25	39	24	31	119	29	45	32	33	139	7%	3%	16%
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	245	(187)	(221)	(209)	971	353	(262)	(1,361)	309	(563)	(1,876)	N/M	N/M	N/M
Profit (loss) attributable to additional equity components	26	21	20	20	22	83	25	19	22	27	93	21%	21%	13%
Profit (loss) attributable to Deutsche Bank shareholders	219	(208)	(241)	(229)	949	271	(287)	(1,380)	287	(589)	(1,969)	N/M	N/M	N/M
Average allocated shareholders' equity	7,465	9,468	8,831	8,880	10,394	9,543	11,529	9,452	9,571	9,917	10,089	(5)%	4%	6%
Deduct: Average allocated goodwill and other intangible assets	925	1,025	1,070	1,125	1,182	1,101	1,693	2,290	2,271	2,522	2,112	96%	2%	92%
Average allocated tangible shareholders' equity	6,540	8,442	7,760	7,757	9,212	8,443	9,835	7,162	7,301	7,395	7,977	(18)%	4%	(6)%
Specific revenue items:														
Revenues	(902)	(10)	86	35	(64)	47	(139)	74	157	(99)	(6)	53%	N/M	N/M
DVA	6	(2)	(0)	(1)	(1)	(5)	1	3	(2)	4	6	N/M	N/M	N/M
Specific revenue items	6	(2)	(0)	(1)	(1)	(5)	1	3	(2)	4	6	N/M	N/M	N/M
Revenues ex-specific items	(897)	(12)	86	34	(63)	45	(138)	77	155	(94)	0	44%	N/M	N/M
Costs														
Noninterest expenses	1,035	234	293	278	(159)	646	197	1,594	(246)	555	2,099	N/M	N/M	N/M
Nonoperating costs:														
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	261	10	147	92	(287)	(37)	55	1,455	(353)	334	1,491	N/M	N/M	N/M
Restructuring and severance	6	1	19	4	0	23	3	3	(6)	1	1	N/M	N/M	(97)%
Total Nonoperating costs	267	11	166	96	(286)	(14)	58	1,458	(359)	334	1,491	N/M	N/M	N/M
Adjusted costs	767	224	128	182	127	661	138	137	113	220	608	73%	95%	(8)%

For footnotes please refer to page 27.

Non-GAAP financial measures (8/8)

Net interest income in the Key banking book segments

(In € m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Group														
Net interest income	13,650	3,424	3,610	3,344	3,223	13,602	3,129	3,023	3,255	3,659	13,065	14%	12%	(4)%
Key banking book segments and other funding	10,962	3,259	3,326	3,208	3,344	13,138	3,323	3,361	3,240	3,332	13,255	(0)%	3%	1%
Key banking book segments	11,455	3,494	3,528	3,359	3,494	13,875	3,371	3,405	3,255	3,439	13,471	(2)%	6%	(3)%
Other funding effects[23]	(493)	(235)	(202)	(151)	(150)	(737)	(48)	(44)	(15)	(107)	(216)	(28)%	N/M	(71)%
Accounting asymmetry driven[24]	2,688	165	284	136	(121)	464	(193)	(338)	15	327	(190)	N/M	N/M	N/M
Average interest earning assets, in € bn	983	972	958	964	972	971	980	975	1,001	1,019	996	5%	2%	3%
Net interest margin	1.4%	1.4%	1.5%	1.4%	1.3%	1.4%	1.3%	1.2%	1.3%	1.4%	1.3%	0.1ppt	0.1ppt	(0.1)ppt
Key banking book segments														
Corporate Bank														
Net interest income	3,628	1,333	1,313	1,212	1,257	5,115	1,288	1,290	1,179	1,204	4,960	(4)%	2%	(3)%
Average interest earning assets, in € bn[22]	133	129	125	123	123	125	123	126	127	130	126	5%	2%	1%
Net interest margin	2.7%	4.1%	4.2%	3.9%	4.1%	4.1%	4.2%	4.1%	3.7%	3.7%	3.9%	(0.4)ppt	0.0ppt	(0.2)ppt
Investment Bank Fixed Income and Currencies: Financing														
Net interest income	2,606	630	673	636	665	2,604	651	674	650	748	2,724	13%	15%	5%
Average interest earning assets, in € bn[22]	94	95	93	92	92	93	93	94	96	100	96	8%	4%	3%
Net interest margin	2.8%	2.7%	2.9%	2.8%	2.9%	2.8%	2.8%	2.9%	2.7%	3.0%	2.8%	0.1ppt	0.3ppt	0.0ppt
Private Bank														
Net interest income	5,222	1,531	1,542	1,511	1,572	6,156	1,432	1,441	1,426	1,487	5,786	(5)%	4%	(6)%
Average interest earning assets, in € bn[22]	266	267	266	265	264	265	264	263	260	259	262	(2)%	(0)%	(1)%
Net interest margin	2.0%	2.3%	2.3%	2.3%	2.4%	2.3%	2.2%	2.2%	2.2%	2.3%	2.2%	(0.1)ppt	0.1ppt	(0.1)ppt
Total Key banking book segments														
Net interest income	11,455	3,494	3,528	3,359	3,494	13,875	3,371	3,405	3,255	3,439	13,471	(2)%	6%	(3)%
Average interest earning assets, in € bn[22]	492	490	483	480	480	483	480	483	484	489	484	2%	1%	0%
Net interest margin	2.3%	2.9%	2.9%	2.8%	2.9%	2.9%	2.8%	2.8%	2.7%	2.8%	2.8%	(0.1)ppt	0.1ppt	(0.1)ppt

For footnotes please refer to page 27.

Per share information

(In €m, unless stated otherwise)	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024	FY 2024 vs. FY 2023
Earnings per share measure														
Profit (loss) attributable to Deutsche Bank shareholders after AT1-coupon adjustment (in € m)	**5,046**	**1,296**	**402**	**1,176**	**1,399**	**4,274**	**1,422**	**(566)**	**1,633**	**304**	**2,792**	**(78)%**	**(81)%**	**(35)%**
Weighted-average shares outstanding	2,085	2,067	2,079	2,069	2,041	2,064	2,013	1,998	1,981	1,982	1,994	(3)%	0%	(3)%
Adjusted weighted-average shares after assumed conversions	2,126	2,112	2,109	2,108	2,089	2,104	2,058	1,998	2,026	2,034	2,039	(3)%	0%	(3)%
Basic earnings per share[7]	€ 2.42	€ 0.63	€ 0.19	€ 0.57	€ 0.69	€ 2.07	€ 0.71	€ (0.28)	€ 0.82	€ 0.15	€ 1.40	N/M	N/M	(32)%
Diluted earnings per share[1,7]	€ 2.37	€ 0.61	€ 0.19	€ 0.56	€ 0.67	€ 2.05	€ 0.69	€ (0.28)	€ 0.81	€ 0.15	€ 1.37	N/M	N/M	(33)%
Book value per basic share outstanding														
Total shareholders' equity (book value)	**61,959**	**63,041**	**62,440**	**63,543**	**64,486**	**64,486**	**65,505**	**63,634**	**64,848**	**66,276**	**66,276**	**3%**	**2%**	**3%**
Number of shares issued, in million	2,067	2,040	2,040	2,040	2,040	2,040	1,995	1,996	1,995	1,995	1,995	(2)%	0%	(2)%
Treasury shares, in million	(29)	(5)	(5)	(31)	(48)	(48)	(20)	(47)	(51)	(50)	(50)	3%	(2)%	3%
Vested share awards, in million	46	43	44	45	46	46	35	37	37	39	39	(17)%	3%	(17)%
Basic shares outstanding	**2,083**	**2,079**	**2,080**	**2,054**	**2,038**	**2,038**	**2,010**	**1,984**	**1,981**	**1,984**	**1,984**	**(3)%**	**0%**	**(3)%**
Book value per basic share outstanding[1]	€ 29.74	€ 30.33	€ 30.02	€ 30.94	€ 31.64	€ 31.64	€ 32.59	€ 32.07	€ 32.73	€ 33.41	€ 33.41	6%	2%	6%
Tangible book value per basic share outstanding														
Total shareholders' equity (Book value)	61,959	63,041	62,440	63,543	64,486	64,486	65,505	63,634	64,848	66,276	66,276	3%	2%	3%
Deduct: Goodwill and other intangible assets[16]	6,327	6,333	6,388	6,558	6,573	6,573	6,695	6,779	6,721	6,962	6,962	6%	4%	6%
Tangible shareholders' equity (tangible book value)	**55,632**	**56,708**	**56,052**	**56,984**	**57,913**	**57,913**	**58,810**	**56,855**	**58,127**	**59,314**	**59,314**	**2%**	**2%**	**2%**
Number of shares issued, in million	2,067	2,040	2,040	2,040	2,040	2,040	1,995	1,996	1,995	1,995	1,995	(2)%	0%	(2)%
Treasury shares, in million	(29)	(5)	(5)	(31)	(48)	(48)	(20)	(47)	(51)	(50)	(50)	3%	(2)%	3%
Vested share awards, in million	46	43	44	45	46	46	35	37	37	39	39	(17)%	3%	(17)%
Basic shares outstanding	**2,083**	**2,079**	**2,080**	**2,054**	**2,038**	**2,038**	**2,010**	**1,984**	**1,981**	**1,984**	**1,984**	**(3)%**	**0%**	**(3)%**
Tangible book value per basic share outstanding[1]	€ 26.70	€ 27.28	€ 26.95	€ 27.74	€ 28.41	€ 28.41	€ 29.26	€ 28.65	€ 29.34	€ 29.90	€ 29.90	5%	2%	5%

For footnotes please refer to page 27.

Definition of certain financial measures and other information (1/3)

Non-GAAP financial measures

This document and other documents the Group has published or may publish contain non-GAAP financial measures. Non-GAAP financial measures are measures of the Group's historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with IFRS in the Group's financial statements.

Return on equity ratios

The Group reports a post-tax return on average shareholders' equity (RoE) and a post-tax return on average tangible shareholders' equity (RoTE), each of which is a non-GAAP financial measure.

The post-tax RoE and RoTE are calculated as profit (loss) attributable to Deutsche Bank shareholders after Additional Tier 1 (AT1) coupon as a percentage of average shareholders' equity and average tangible shareholders' equity, respectively.

Profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon for the segments is a non-GAAP financial measure and is defined as profit (loss) excluding post-tax profit (loss) attributable to noncontrolling interests and after AT1 coupon, which are allocated to segments based on their allocated average tangible shareholders' equity.

For the Group, it reflects the reported effective tax rate which was 34% for FY 2024, 42% for Q4 2024, 26% for Q3 2024, 87% for Q2 2024, 29% for Q1 2024, 14% for FY 2023, (105)% for Q4 2023, 30% for Q3 2023, 33% for Q2 2023, 29% for Q1 2023 and (1)% for FY 2022.

For the segments, the applied tax rate was 28% for all quarters in 2024, FY 2024, for all quarters in 2023, FY 2023 and FY 2022.

At the Group level, tangible shareholders' equity is shareholders' equity as reported in the consolidated balance sheet excluding goodwill and other intangible assets. Tangible shareholders' equity for the segments is calculated by deducting goodwill and other intangible assets from shareholders' equity as allocated to the segments. Shareholders' equity and tangible shareholders' equity are presented on an average basis.

The Group believes that a presentation of average tangible shareholders' equity makes comparisons to its competitors easier and refers to this measure in the return on equity ratios presented by the Group. However, average tangible shareholders' equity is not a measure provided for in IFRS, and the Group's ratios based on this measure should not be compared to other companies' ratios without considering differences in the calculations.

Allocation of average shareholders' equity

Shareholders' equity is fully allocated to the Group's segments based on the regulatory capital demand of each segment. Regulatory capital demand reflects the combined contribution of each segment to the Groups' Common Equity Tier 1 (CET1) ratio, the Groups' leverage ratio and the Group's capital loss under stress.

Contributions in each of the three dimensions are weighted to reflect their relative importance and level of constraint for the Group.

Contributions to the CET1 ratio and the leverage ratio are measured through risk-weighted assets (RWA) and leverage ratio exposure. The Group's capital loss under stress is a measure of the Group's overall economic risk exposure under a defined stress scenario.

Goodwill and other intangible assets are directly attributed to the Group's segments in order to allow the determination of allocated tangible shareholders' equity and the respective returns.

Shareholders' equity and tangible shareholders' equity is allocated on a monthly basis and averaged across quarters and for the full year.

Adjusted costs/nonoperating costs

Adjusted costs is one of the Group's key performance indicators and is a non-GAAP financial measure for which the most directly comparable IFRS financial measure is noninterest expenses. Adjusted costs is calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) net litigation charges and (iii) restructuring and severance, in total referred to as nonoperating costs, from noninterest expenses under IFRS. The Group believes that a presentation of noninterest expenses excluding the impact of these items provides a more meaningful depiction of the costs associated with the operating businesses.

Revenues excluding specific items

Revenues excluding specific items is a performance indicator that is a non-GAAP financial measure most directly comparable to the IFRS financial measure net revenues. Revenues excluding specific items is calculated by adjusting net revenues under IFRS for specific revenue items which generally fall outside the usual nature or scope of the business and are likely to distort an accurate assessment of the divisional operating performance. Excluded items are debt valuation adjustment (DVA) and material transactions or events that are either one-off in nature or belong to a portfolio of connected transactions or events where the P&L impact is limited to a specific period of time. The Group believes that a presentation of net revenues excluding the impact of these items provides a more meaningful depiction of the revenues associated with the bank's business.

Net assets (adjusted)

Net assets (adjusted) are defined as IFRS total assets adjusted to reflect the recognition of legal netting agreements, offsetting of cash collateral received and paid and offsetting pending settlements balances. The Group believes that a presentation of net assets (adjusted) makes comparisons to its competitors easier.

Average interest earning assets

Interest earning assets are financial instruments or investments that generate interest income in the form of interest payments.

Interest earnings assets are averaged on a monthly basis and across quarters and for the full year.

Key banking book segments

Key banking book segments are defined as Deutsche Bank's business segments for which net interest income from banking book activities represent a material part of the overall revenue.

Book value and tangible book value per basic share outstanding

Book value per basic share outstanding and tangible book value per basic share outstanding are non-GAAP financial measures that are used and relied upon by investors and industry analysts as capital adequacy metrics. Book value per basic share outstanding represents the bank's total shareholders' equity divided by the number of basic shares outstanding at period-end. Tangible book value represents the bank's total shareholders' equity less goodwill and other intangible assets. Tangible book value per basic share outstanding is computed by dividing tangible book value by period-end basic shares outstanding.

Cost ratios

Cost/income ratio: Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Compensation ratio: Compensation and benefits as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Noncompensation ratio: Noncompensation noninterest expenses, which are defined as total noninterest expenses less compensation and benefits, as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Other key ratios

Diluted earnings per share: Profit (loss) attributable to Deutsche Bank shareholders, which is defined as profit (loss) excluding noncontrolling interests, divided by the weighted-average number of diluted shares outstanding. Diluted earnings per share assume the conversion into common shares of outstanding securities or other contracts to issue common stock, such as share options, convertible debt, unvested deferred share awards and forward contracts.

Book value per basic share outstanding: Book value per basic share outstanding is defined as shareholders' equity divided by the number of basic shares outstanding (both at period-end).

Tangible book value per basic share outstanding: Tangible book value per basic share outstanding is defined as shareholders' equity less goodwill and other intangible assets, divided by the number of basic shares outstanding (both at period-end).

Tier 1 capital ratio: Tier 1 capital, as a percentage of the RWA for credit, market and operational risk.

Common Equity Tier 1 capital ratio: Common Equity Tier 1 capital, as a percentage of the RWA for credit, market and operational risk.

Phase-in CRR/CRD leverage ratio: Tier 1 capital (CRR/CRD phase-in), as a percentage of the CRR/CRD leverage ratio exposure measure.

Net interest margin: For Group and divisions, net interest income (before provision for credit losses) as a percentage of average total interest earnings assets. Net interest margins per division are based on their contribution to the Group results.

Average yield on loans: Interest income on loans as a percentage of average loans at amortized cost based upon month-end balances.

Provision for credit losses (bps of loans): Provision for credit losses annualized as basis points of average loans gross of allowances for loan losses, based upon month-end balances.

Footnotes

1. Definitions of certain financial measures are provided on pages 24-26 of this document
2. The reconciliation of average tangible shareholders' equity is provided on pages 15-22 of this document
3. Based on profit (loss) attributable to Deutsche Bank shareholders (post-tax)
4. The reconciliation of adjusted costs/nonoperating costs is provided on pages 15-22 of this document
5. At period-end
6. Contains Group-neutral reallocation of central liquidity reserves to business divisions
7. The tax impact is recognized in net income (loss) directly; accordingly, earnings were adjusted by € 574 million, € 498 million and € 479 million before tax for the coupons paid on AT1 notes in April 2024, May 2023 and May 2022, respectively; the coupons paid on AT1 notes are not attributable to Deutsche Bank shareholders and therefore need to be deducted in the calculation in accordance with IAS 33; diluted earnings per common share include the numerator effect of assumed conversions; in case of a net loss potentially dilutive shares are not considered for the earnings per share calculation, because to do so would decrease the net loss per share
8. Includes AT1 notes, which constitute unsecured and subordinated notes of Deutsche Bank and are classified as equity in accordance with IFRS
9. Includes net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss, net fee and commission income and remaining revenues
10. Segment assets represent consolidated view, i.e. the amounts do not include intersegment balances (except for central liquidity reserves, shorts coverage, liquidity portfolio and repack reallocations, regarding assets consumed by other segments but managed by CB/IB)
11. Assets under management include assets held on behalf of customers for investment purposes and/or assets that are managed by Deutsche Bank; they are managed on a discretionary or advisory basis or are deposited with Deutsche Bank
12. Annualized management fees divided by average assets under management
13. IFRS 9 introduced a three stage approach to impairment for financial assets that are not credit-impaired at the date of origination or purchase. This approach is summarized as follows:
    Stage 1: The Group recognizes a credit loss allowance at an amount equal to 12-month expected credit losses
    Stage 2: The Group recognizes a credit loss allowance at an amount equal to lifetime expected credit losses for those financial assets which are considered to have experienced a significant increase in credit risk since initial recognition
    Stage 3: The Group recognizes a loss allowance at an amount equal to lifetime expected credit losses, reflecting a probability of default of 100%, via the expected recoverable cash flows for the asset, for those financial assets that are credit-impaired; POCI = Purchased or Originated Credit Impaired
14. Financial assets at amortized cost consist of loans at amortized cost, cash and central bank balances, interbank balances (w/o central banks), central bank funds sold and securities purchased under resale agreements, securities borrowed and certain subcategories of other assets
15. Allowance for credit losses does not include allowance for country risk for amortized cost and off-balance sheet positions
16. Goodwill and other intangible assets attributable to the partial sale of DWS are excluded
17. FY 2022: Gain on sale of € 312 million, net of transaction-related fees of € 6 million
18. Twelve months period until the end of the respective reporting period compared to full year 2021
19. Pre-provision profit defined as net revenues less noninterest expenses
20. Sustainable financing and ESG investment activities are defined in the "Sustainable Finance Framework" and "Deutsche Bank ESG Investments Framework" which are available at investor-relations.db.com; in cases where validation against the Frameworks cannot be completed before the end of the reporting quarter, volumes are disclosed upon completion of the validation in subsequent quarters
21. Operating leverage is calculated as the difference between year-on-year change in percentages of reported net revenues and year-on-year change in percentages of reported noninterest expense
22. Based on the implemented reporting logic the full year 2022 number is based on spot value as of December 31, 2022
23. Other funding effects represents banking book net interest income arising primarily from Treasury funding activities that are not allocated to the key banking book segments but are allocated to other segments or held centrally in C&O
24. Accounting asymmetry primarily arises from funding costs associated with trading positions where the funding cost is reported in net interest income but is offset by revenues on the underlying positions recorded in noninterest revenues. Conversely, it can also arise from the use of fair valued instruments to hedge key banking book segments positions where the cost or income of the underlying position is recorded as interest income, but the hedge impact is recorded as a noninterest revenue. These effects primarily occur in the Investment Bank (ex FIC Financing), Asset Management and C&O including Treasury other than held in the key banking book segments